Exhibit 99.1
Serina Therapeutics Reports First Quarter 2026 Financial Results and Provides Business Updates

–Phase 1b Registrational Clinical Study of SER-252 Underway in Advanced Parkinson’s Disease; TFL data from the SAD study arm targeted for first half of 2027 -
–Closed $21.2 million private placement financing to support continued advancement of SER-252 -
HUNTSVILLE, May 14, 2026 (GLOBE NEWSWIRE) — Serina Therapeutics, Inc. (“Serina” or the "Company") (NYSE American: SER), a clinical-stage biotechnology company developing its proprietary POZ Platform™ drug optimization technology, today reported its financial results for the first quarter ended March 31, 2026, along with key business updates.
“With our Phase 1b registrational study of SER-252 now underway and a strengthened balance sheet, Serina is entering an important execution phase as we work toward our first clinical data in patients with advanced Parkinson’s disease,” said Steve Ledger, Chief Executive Officer of Serina. “SER-252 represents the first clinical validation of our POZ Platform™, which is designed to optimize well-understood therapeutics by improving pharmacokinetics, tolerability and dosing profiles. We believe this approach has the potential to unlock meaningful value across multiple modalities, and we are building a pipeline and partnership strategy to fully leverage the breadth of the platform.”
•SER-252 Phase 1b Registrational Clinical Study: Following dosing of the first patient in February 2026, Serina continues to advance its Phase 1b registrational clinical study of SER-252 in advanced Parkinson’s disease. The Company anticipates completing enrollment and dosing of Cohort 1 by the end of the third quarter of 2026 and is targeting availability of TFL data from the SAD study arm in the first half of 2027.
•Closed Private Placement Financing: In March and April 2026, Serina closed the previously announced private placement of common stock, redeemable warrants and pre-funded warrants, resulting in aggregate gross proceeds of $21.2 million ("March 2026 PIPE"). In connection with the initial closing, the Senior Unsecured Convertible Promissory Note entered into on September 9, 2025 was amended to remove any further obligations to borrow or loan funds under the note. The closing also satisfied the requirements for the automatic conversion of all outstanding shares of Series A Preferred Stock, together with any accrued but unissued PIK Shares, into shares of Serina common stock.
First Quarter Operating Results
Operating expenses: Operating expenses for the three months ended March 31, 2026 and 2025 were $6.3 million and $5.9 million, respectively.
Research and Development (R&D) Expenses: R&D expenses were $3.2 million for the three months ended March 31, 2026, compared to $3.0 million for the same period in 2025.
General and Administrative Expenses: General and administrative expenses were $3.1 million for the three months ended March 31, 2026, compared to $2.9 million for the same period in 2025.
Other Expense, Net: Other expense was $0.6 million for the three months ended March 31, 2026 compared to $1.0 million other income for the same period in 2025. The $1.6 million increase in expenses was primarily attributable to a non-cash loss on extinguishment of financial commitment assets and contingent warrants from the amendment of the Senior Unsecured Convertible Promissory Note in connection with the March 2026 PIPE.
Net Loss: The net loss attributable to Serina for the three months ended March 31, 2026 was $6.9 million, or $(0.58) per basic and diluted share, compared to net loss of $4.8 million, or $(0.49) per basic and diluted share for 2025.
Cash and cash equivalents totaled $24.5 million as of March 31, 2026. In addition, gross proceeds of $5.2 million were received in April 2026 from the March 2026 PIPE.
About Serina Therapeutics

Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ PlatformTM provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology.
About the POZ Platform™
Serina’s proprietary POZ technology is based on a synthetic, water soluble, low viscosity polymer called poly(2-oxazoline). Serina’s POZ technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs delivered via subcutaneous injection. The therapeutic agents in Serina’s product candidates are typically well-understood and marketed drugs that are effective but are limited by pharmacokinetic profiles that can include toxicity, side effects and short half-life. Serina believes that by using POZ technology, drugs with narrow therapeutic windows can be designed to maintain more desirable and stable levels in the blood.
Serina’s POZ platform delivery technology has potential for use across a broad range of payloads and indications. Serina intends to advance additional applications of the POZ platform via out-licensing, co-development, or other partnership arrangements, including the non-exclusive license agreement with Pfizer, Inc. to use Serina’s POZ polymer technology for use in lipid nanoparticle drug (LNP) delivery formulations.
About SER-252 (POZ-apomorphine)
SER 252 is an investigational apomorphine therapy developed with Serina’s POZ platform and designed to provide continuous dopaminergic stimulation (CDS). CDS has been shown to reduce the severity of levodopa-related motor complications (dyskinesia) in Parkinson’s disease. Preclinical studies support the potential of SER 252 to provide CDS without skin reactions. Serina has advanced SER 252 into the clinic in February 2026.
SER-252 Registrational Study Design Overview
The SER-252-1b study is a randomized, double-blind, placebo-controlled Phase 1b trial with single-ascending-dose (five cohorts of eight; n=40) and multiple-ascending-dose components (up to three cohorts of sixteen; n=48) in adults with Parkinson’s disease and motor fluctuations. The registrational study is designed to evaluate safety, tolerability, and pharmacokinetics of subcutaneous SER-252 versus placebo, with exploratory efficacy measures that include MDS-UPDRS motor scores and structured motor-state assessments. Dose escalation will be overseen by a Safety Review Committee and the study will be conducted across sites in the U.S. and Australia.
For more information, please visit https://serinatx.com.
Cautionary Statement Regarding Forward-Looking Statement
This release contains forward-looking statements within the meaning of federal securities laws that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. The facts and assumptions underlying these statements may change, and undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made. Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” "targeting," “expects,” or “estimates”) should be considered to be forward-looking statement, including statements about the potential of Serina’s POZ polymer technology, Serina’s estimates regarding future revenue, expenses, capital requirements and need for additional financing, and Serina’s planned clinical programs, including planned clinical trials. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory holds, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; Serina’s ability to continue as a going concern; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; and competitive developments. These risks as well as other risks are more fully discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the company’s other periodic reports and documents filed from time to time with the SEC. The information contained in this release is as of the date hereof, and, except as required by law, Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:
Stefan Riley
sriley@serinatherapeutics.com
(256) 327-9630

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$24,526	$3,056
Prepaid expenses and other current assets	1,948	3,024
Total current assets	26,474	6,080

Property and equipment, net	472	465
Right of use assets - operating leases	328	377
Other long-term prepaid assets	25	29
TOTAL ASSETS	$27,299	$6,951

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,827	$1,931
Accrued expenses	1,510	1,207
Warrant liability	—	88
Tranche liability	1,547	—
Other current liabilities	456	337
Total current liabilities	6,340	3,563

Warrant liability, non-current	162	283
Convertible Note, net	3,010	2,946
Operating lease liabilities, net of current portion	159	196
Total liabilities	9,671	6,988
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	17,628	(37)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$27,299	$6,951

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2026	2025
OPERATING EXPENSES
Research and development	$3,199	$2,951
General and administrative	3,081	2,907
Total operating expenses	6,280	5,858

Loss from operations	(6,280)	(5,858)

OTHER (EXPENSE) INCOME, NET
Interest expense	(189)	—
Change in fair value of warrants	104	989
Change in fair value of tranche liability	1,030	—
Loss on extinguishment of financial commitment assets and contingent warrants, net	(1,616)	—
Other income, net	60	47
Total other (expense) income, net	(611)	1,036

Loss before income taxes	(6,891)	(4,822)
Provision for income taxes	(7)	—
NET LOSS	(6,898)	(4,822)
Net loss attributable to noncontrolling interest	—	9
NET LOSS ATTRIBUTABLE TO SERINA	$(6,898)	$(4,813)

NET LOSS ATTRIBUTABLE TO SERINA COMMON STOCKHOLDERS	$(6,935)	$(4,813)

NET LOSS ATTRIBUTABLE TO SERINA COMMON SHAREHOLDER, BASIC AND DILUTED	$(0.58)	$(0.49)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	12,047	9,756

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three months ended March 31,
	2026	2025
Net cash used in operating activities	$(4,568)	$(4,322)
Net cash used in investing activities	(25)	—
Net cash provided by financing activities	26,057	4,917
Effect of foreign currency on cash and cash equivalents	6	—
NET CHANGE IN CASH AND CASH EQUIVALENTS	21,470	595

CASH AND CASH EQUIVALENTS:
At beginning of the quarter	3,056	3,672
At end of the quarter	$24,526	$4,267